1

                               SERVICES AGREEMENT


          AGREEMENT made as of the 12th day of August, 1996 by and between RAMSAY HEALTH CARE, INC., a Delaware corporation (the "Company"), and HEALTHLINK ENTERPRISES, INC., a Florida corporation (the "Advisor").

                              W I T N E S S E T H :

          WHEREAS, the Company wishes to retain the services of the Advisor, and the Advisor wishes to provide services to the Company, upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

          1. Engagement.

          1.1 The Company agrees to retain the Advisor as an independent contractor, and the Advisor agrees to serve the Company as an independent contractor, for the term set forth in Section 1.2, with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement. The Advisor shall make available such individual or individuals as are required to perform Advisor's duties hereunder, all of whom shall be subject to the advance written approval of the Company, which approval may be granted or withheld by the Company in its sole discretion (all such individuals hereinafter collectively referred to as the "Executive"). Carol C. Lang is hereby approved by the Company to act as an Executive for purposes of performing the duties of the Advisor under this Agreement.

          1.2 The term of the Advisor's engagement under this Agreement (the "term of this Agreement") shall commence on the date hereof and shall terminate on August 12, 1998, unless extended or sooner terminated in accordance with this Agreement.

          1.3 As of January 31, 1998 and each subsequent January 31 during the term of this Agreement (each, an "Automatic Renewal Date"), unless either party shall have given a notice of non-extension on or prior to such Automatic Renewal Date, the term of this Agreement shall be extended automatically for a period of one (1) year to the anniversary of the expiration date of the then-current term of this Agreement. Once a notice of non-extension shall have been given by either party, there shall be no further automatic extension of this Agreement.




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                                                                               2

          2. Duties.

          During the term of this Agreement, the Advisor shall cause the Executive to serve in the position of Chief Financial Officer of the Company. The Advisor shall cause the Executive to perform, faithfully and diligently, such duties and such responsibilities, appropriate to such position, as shall be assigned from time to time by the President and Chief Operating Officer of the Company. The Advisor shall cause the Executive to report directly to the President and Chief Operating Officer of the Company. The Advisor shall cause the Executive to devote such time to the performance of the Advisor's duties hereunder as shall be equal to eighty percent (80%) of the normal working hours of executive employees of the Company. The Company shall make available to the Advisor, at no cost to the Advisor, the Company's office facilities, telephones and personnel, including all necessary clerical assistance that may be required to perform the services required hereunder.

          3. Compensation; Bonus; Stock Options.

          3.1  Compensation.   (a)  During  the  term  of  this  Agreement,   in
consideration  of the  performance  by the Advisor of the  services set forth in
Section 2 and the observance of the other covenants set forth herein, the Company shall pay the Advisor, and the Advisor shall accept, a base compensation at the rate of $240,000 per annum, payable in equal installments on a monthly or more frequent basis.

          (b) The base compensation set forth in Section 3.1(a) above shall be adjusted annually (but not decreased) on each anniversary date of this Agreement by multiplying such base compensation by a fraction, the numerator of which shall be the Consumer Price Index for the July preceding the month in which such adjustment is to be made, and the denominator of which shall be the Consumer Price Index for the previous July. For purposes hereof, "Consumer Price Index" shall mean the "Consumer Price Index for all Urban Consumers, Urban Wage Earners and Clerical Workers-U.S. City Average (1982-84=100)" issued monthly by the Bureau of Labor Statistics of the United States Department of Labor, or any successor index thereto appropriately adjusted. The Advisor shall be entitled to such additional increases in base compensation as shall be awarded from time to time by the Board of Directors of the Company in its sole discretion.

          3.2 Bonus. In addition to the base compensation set forth in Section 3.1, the Advisor shall receive an annual incentive bonus with respect to each fiscal year of the Company ending during the term of this Agreement, in an amount of up to 40% of the Advisor's base compensation, based on achievement of targets established by the President or the Board of Directors in consultation



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                                                                               3

with the Advisor (i) in the case of the fiscal year of the Company ending June 30, 1997, not later than October 15, 1996 and (ii) in the case of each other fiscal year of the Company during the term of this Agreement, not later than forty five (45) days after the commencement of each fiscal year of the Company. The bonus with respect to each fiscal year shall be paid to the Advisor within forty-five (45) days following the end of such fiscal year.

          3.3 Stock Options. As part of the compensation to the Advisor hereunder, the Company shall cause to be granted directly to the Executive, on behalf of the Advisor, as promptly as practicable after the date hereof, options to purchase 100,000 shares of the common stock, par value $.01 per share (the "Common Stock"), of the Company at an exercise price per share equal to the fair market value of the Common Stock on the date of grant (the "Options"). The Options shall become exercisable in full nine (9) years and six (6) months following the date of grant; provided that the Options shall become exercisable in full beginning six (6) months after the date of grant if at the time of exercise the closing price for the Common Stock as quoted on one or more U.S. national securities exchanges, the NASDAQ National Market System or the NASDAQ SmallCap Market or the average of the closing bid and asked prices as quoted on the OTC Bulletin Board and/or the NQB Pink Sheets, as the case may be, shall have equalled or exceeded $7.00 per share (subject to adjustment for events affecting the Common Stock or the capital structure of the Company) on at least twenty (20) trading days, which need not be consecutive, subsequent to the date of grant. The Options shall be otherwise subject to the terms of the Stock Option Plan of the Company pursuant to which the Options are granted.

          4. Expense Reimbursement.

          During the term of this Agreement, the Company shall reimburse the Advisor for all reasonable and necessary out-of-pocket expenses incurred by it in connection with the performance of its duties hereunder, upon the presentation of proper accounts therefor in accordance with the Company's policies and annual budget parameters.

          5. Termination.

          5.1 Death of Executive. In the event of the death of the Executive during the term of this Agreement, the Company shall pay to the Advisor (a) the base compensation provided for in Section 3 accrued to the date of death and not theretofore paid to the Advisor and (b) any bonus payable pursuant to Section
3.2. Rights and benefits of the Advisor under any applicable benefit plans and programs of the Company shall be determined in accordance with the provisions of



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                                                                               4

such plans and programs. Neither the Advisor nor the Company shall have any further rights or obligations under this Agreement, except as provided in
Section 5.7.

          5.2 Disability of Executive. If, during the term of this Agreement, the Executive shall become incapacitated by reason of sickness, accident or other physical or mental disability and shall be unable to perform the normal duties of Advisor hereunder for a cumulative period of three (3) months in any period of six (6) consecutive months, the engagement of the Advisor hereunder may be terminated by the Company or the Advisor. In the event of such termination, the Company shall (a) pay to the Advisor any bonus payable pursuant to Section 3.2 and (b) continue to pay to the Advisor the base compensation provided for in Section 3 until the first to occur of (i) the expiration of a period of six months from the date of such termination, (ii) the commencement of payment of benefits to the Executive under any applicable disability plan or policy maintained by the Company, or (iii) the death of the Executive. Rights and benefits of the Advisor under any applicable benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Advisor nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 5.7, 6, 7, 8 and 9.

          5.3 Due Cause. The engagement of the Advisor hereunder may be terminated by the Company at any time during the term of this Agreement for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Advisor (a) the base compensation provided for in Section 3 accrued to the date of such termination and not theretofore paid to the Advisor and (b) any bonus payable pursuant to Section 3.2. Rights and benefits of the Advisor under any applicable benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. For purposes hereof, "Due Cause" shall mean (a) the Advisor's continuing material breach for twenty (20) days following written notice thereof, by willful action or inaction, of any of the material provisions of this Agreement, or (b) the Advisor's or the Executive's conviction in a court of law of any felony, or of any crime or offense concerning money or property of the Company or (c) that Carol C. Lang shall have ceased to serve as the Executive hereunder (other than pursuant to Section 5.1, 5.2, 5.4, 5.5 or 5.6 of this Agreement) and the Company shall not have approved in its sole discretion the appointment of a successor Executive. Neither the Advisor nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 5.7, 6, 7, 8 and 9.




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                                                                               5


          5.4 Other Termination by the Company. The Company may terminate the Advisor's engagement at any time for whatever reason it deems appropriate or without reason. In the event of such termination, the Company shall (a) pay to the Advisor any bonus payable pursuant to Section 3.2 and (b) continue to pay the base compensation provided for in Section 3 (at the annual rate then in effect) until the later of (i) the last day of the then current term of this Agreement or (ii) the last day of the six- month period beginning on the date of such termination. Rights and benefits of the Advisor under any applicable benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Advisor nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 5.7, 6, 7, 8 and 9.

          5.5 Termination by the Advisor. The Advisor may terminate its engagement with the Company during the term of this Agreement upon three (3) months' prior written notice to the Company. In the event of such termination, the Company shall pay to the Advisor (a) the base compensation provided for in
Section 3 accrued to the date of termination and not theretofore paid to the Advisor and (b) any bonus payable pursuant to Section 3.2. Rights and benefits of the Advisor under any applicable benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Advisor nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 6, 7, 8 and 9.

          5.6 Change in Control. If, within a period of six (6) months following a change in control of the Company, the engagement of the Advisor hereunder is terminated for any reason whatsoever, whether by the Advisor or by the Company, the Company shall pay to the Advisor (a) any bonus payable to the Advisor pursuant to Section 3.2 and (b) severance pay in an amount equal to (x) the greater of twelve (12) months' base compensation or the base compensation that would have been payable to the Advisor from the date of termination to the last day of the then-current term of this Agreement, if such termination is by the Company, or (y) twelve (12) months' base compensation if such termination is by the Advisor (in the case of both (x) and (y) at the highest annual rate in effect during the one-year period ending on the date of termination of the engagement). Such severance payment shall be made to the Advisor in a cash lump sum on the date of termination of the engagement. Rights and benefits of the Advisor under any applicable benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Advisor nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 5.7, 6, 7, 8 and 9. For purposes of this Agreement, a change in control of the Company shall be deemed to have occurred if:




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               (A) a "person"  (meaning an individual,  a partnership,  or other group or association as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) , other than Paul J. Ramsay or RHHL (as defined below) or any affiliate(s) of either thereof, acquires fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors; or

               (B) Continuing Directors (as hereinafter defined) shall for any reason cease to constitute a majority of the Board of Directors of the Company; or

               (C) all or substantially all of the business of the Company is disposed of by the Company to a party or parties other than a subsidiary or other affiliate of the Company, in which the Company owns less than a majority of the equity (by both voting control and value), pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of a subsidiary of the Company) or otherwise.

           For purposes of this Agreement, the term "Continuing Director" shall mean a member of the Board of Directors of the Company who either was a member of the Board of Directors on the date hereof or who subsequently became a Director and whose election was voted for by Ramsay Holdings HSA Limited ("RHHL") or by a Continuing Director with the acquiescence of RHHL. A Director shall not be considered a Continuing Director for purposes of this Agreement if his election was voted for by RHHL, or by a Continuing Director with the acquiescence of RHHL, (i) pursuant to an agreement with, or at the direction, request or suggestion of, any individual, firm or corporation in connection with the purchase or other acquisition or receipt by such individual, firm or corporation of all or any shares of capital stock of the Company or (ii) in anticipation of the sale or other disposition by RHHL of all or any of its shares of capital stock of the Company.

           5.7 Stock Options. In the event of termination of the Advisor's engagement with the Company: (i) pursuant to Section 5.4 (Other Termination) or
5.6 (Change in Control) of this Agreement, the Company shall cause each stock option heretofore granted by the Company to the Executive, on behalf of the Advisor, to become fully exercisable (and to remain exercisable until August 12, 1998 or for the maximum period permitted by the plan or agreement pursuant to which such option was granted) unless such action, in the opinion of counsel to the Company, would violate, or adversely affect the status of such option or the


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plan (if any) pursuant to which such option was granted under,  Rule 16b-3 under
Section 16 of the  Securities  Exchange Act of 1934; or (ii) pursuant to Section
5.1 (Death) or 5.2 (Disability) of this Agreement, the Company shall cause each stock option heretofore granted by the Company to the Executive, on behalf of the Advisor, to become exercisable without regard to the requirement that the closing price for the Common Stock as quoted on the NASDAQ National Market System shall have equalled or exceeded $7.00 per share on at least twenty (20) trading days subsequent to August 12, 1996.

           6. Confidential Information.

           6.1 The Advisor shall, during the term of this Agreement and at all times thereafter, treat as confidential and, except as required in the performance of its duties and responsibilities under this Agreement, not disclose, publish or otherwise make available to the public or to any individual, firm or corporation any confidential material (as hereinafter defined). The Advisor agrees that all confidential material, together with all notes and records of the Advisor relating thereto, and all copies or facsimiles thereof in its possession, are the exclusive property of the Company and the Advisor agrees to return such material to the Company promptly upon the termination of the Advisor's engagement with the Company.

           6.2 For the purposes hereof, the term "confidential material" shall mean all information acquired by the Advisor in the course of the Advisor's engagement with the Company in any way concerning the products, projects, activities, business or affairs of the Company or the Company's customers, including, without limitation, all information concerning trade secrets and the products or projects of the Company and/or any improvements therein, all sales and financial information concerning the Company, all customer and supplier lists, all information concerning projects in research and development or marketing plans for any such products or projects, and all information in any way concerning the products, projects, activities, business or affairs of customers of the Company which is furnished to the Advisor by the Company or any of its agents or customers, as such; provided, however, that the term "confidential material" shall not include information which (a) becomes generally available to the public other than as a result of a disclosure by the Advisor, (b) was available to the Advisor on a non-confidential basis prior to its engagement with the Company or (c) becomes available to the Advisor on a non-confidential basis from a source other than the Company or any of its agents or customers provided that such source is not bound by a confidentiality agreement with the Company or any of such agents or customers.




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                                                                               8


           7. Interference With the Company.

           7.1 The Advisor acknowledges that the services to be rendered by the Advisor to the Company are of a special and unique character. The Advisor agrees that, in consideration of the Advisor's engagement hereunder, the Advisor will not (a) for a period of one year commencing on the date of termination of the Advisor's engagement with the Company, (i) solicit or endeavor to solicit patient referrals, either on its own account or for any person, firm, corporation or other organization, from (x) any person, including any physician, clinical psychologist, social worker or consultant to the Company, who, during the period of the Advisor's engagement with the Company, made patient referrals to the Company, or (y) any employee of the Company, or (ii) solicit or entice or endeavor to solicit or entice away from the Company any person who was a director, officer, employee or consultant of the Company, either on its own account or for any person, firm, corporation or other organization, whether or not such person would commit any breach of his contract of employment by reason of leaving the service of the Company, and the Advisor agrees not to employ, directly or indirectly, any person who was a director, officer or employee of the Company and who by reason of such position at any time is or may be likely to be in possession of any confidential information or trade secrets relating to the businesses or products of the Company or (b) at any time, take any action or make any statement the effect of which would be, directly or indirectly, to impair the good will of the Company or the business reputation or good name of the Company or be otherwise detrimental to the interests of the Company, including any action or statement intended, directly or indirectly, to benefit a competitor of the Company.

           7.2 The Company acknowledges that the Advisor is currently engaged in the medical consulting business (the "Advisor's Existing Business") and that the Advisor will continue to be engaged in such business during the term of this Agreement. The Company further acknowledges that to the extent the Advisor's Existing Business does not conflict with the provisions of Section 7.1, the Advisor may, subject to the provisions of Section 2 of this Agreement, continue the Advisor's Existing Business during the term of this Agreement and the Company shall have no interest in or right to participate in the Advisor's Existing Business.

           7.3 The Advisor and the Company agree that if, in any proceeding, the court or other authority shall refuse to enforce the covenants herein set forth because such covenants cover too extensive a geographic area or too long a period of time, any such covenant shall be deemed appropriately amended and modified in keeping with the intention of the parties to the maximum extent permitted by law.



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                                                                               9


           8. Inventions.

           Except for inventions, innovations or improvements ("inventions") developed by Advisor in the Advisor's Existing Business, any and all inventions made, developed or created by the Advisor, provided that such inventions are capable of being properly copyrighted, trademarked or patented, (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of its engagement with the Company which may be directly or indirectly useful in, or relate to, the business of the Company, shall be promptly and fully disclosed by the Advisor to the Board of Directors of the Company and shall be the Company's exclusive property as against the Advisor, and the Advisor shall promptly deliver to an appropriate representative of the Company as designated by the Board of Directors all papers, drawings, models, data and other material relating to any inventions made, developed or created by him as aforesaid. The Advisor shall, at the request of the Company and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights to the Company with respect to such inventions as are to be the Company's exclusive property as against the Advisor or to vest in the Company title to such inventions as against the Advisor. The expense of securing any such patent or copyright shall be borne by the Company.

           9. Equitable Relief.

           In the event of a breach or threatened breach by the Advisor of any of the provisions of Sections 6, 7 or 8 of this Agreement, the Advisor hereby consents and agrees that the Company shall be entitled to an injunction or similar equitable relief from any court of competent jurisdiction restraining the Advisor and/or the Executive from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Advisor under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have. For purposes of Sections 6, 7, 8 and 9 of this Agreement, the term "Company" shall be deemed to include the subsidiaries and affiliates of the Company.


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                                                                              10


           10. Successors and Assigns.

           10.1 Assignment by the Company. The Company shall require any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and this Agreement shall be binding upon, and inure to the benefit of, the Company, as so defined.

           10.2 Assignment by the Advisor. The Advisor may not assign this Agreement or any part thereof without the prior written consent of a majority of the Board of Directors of the Company.

           11. Governing Law.

           This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware applicable to contracts to be performed entirely within such State. In the event that a court of any jurisdiction shall hold any of the provisions of this Agreement to be wholly or partially unenforceable for any reason, such determination shall not bar or in any way affect the Company's right to relief as provided for herein in the courts of any other jurisdiction. Such provisions, as they relate to each jurisdiction, are, for this purpose, severable into diverse and independent covenants. Service of process on the parties hereto at the addresses set forth herein shall be deemed adequate service of such process.

           12. Entire Agreement.

           This Agreement contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if any there be, previously entered into by them with respect thereto.

           13. Amendment; Modification; Waiver.

           No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by duly authorized representatives of the Company and the Advisor. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by



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                                                                              11

the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either party hereto in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

           14. Arbitration.

           Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall, except as provided in Section 9, be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in the area where the Company then has its principal place of business. The arbitration award may include an award of attorneys' fees and costs.

           15. Notices.

           Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or at such other address as such party may subsequently designate by like notice:

           If to the Company:

           Ramsay Health Care, Inc. One Alhambra Plaza Suite 750 Coral Gables, Florida 33134 Attention: President

           If to the Advisor or the Executive:

                Healthlink Enterprises, Inc.
                Suite 3160
                200 South Biscayne Boulevard
                Miami, Florida  33131
                Attention:  Carol C. Lang

All notices given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, and three (3) business days after the date of mailing, if mailed by certified mail, return receipt requested.

           16. Severability.

           Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

           17. Indemnification.

           17.1 In the event the Advisor becomes involved in any action, proceeding, or investigation in connection with any matter referred to in this Agreement or in any manner arising from the transactions contemplated hereby, the Company will defend and hold harmless the Advisor for its reasonable investigation expenses incurred in connection therewith, including its reasonable legal, appellate and other expenses, except to the extent such action, proceeding or investigation results in a finding that the Advisor acted in a grossly negligent manner or in bad faith in performing the services which are the subject of this Agreement. The Company also will indemnify and hold harmless the Advisor against any losses, claims, rights, damages or liabilities to which the Advisor may become subject in connection with or related to any matter referred to in this Agreement, including its reasonable legal, appellate and other expenses, except to the extent that any such loss, right, claim, damage or liability has been determined by a final judgment of a court of competent jurisdiction to have resulted from the gross negligence or bad faith of the Advisor in performing the services which are the subject of this Agreement. Under any such circumstance, the Company shall defend the Advisor, unless a conflict of interest arises, in which case the Advisor shall be entitled to retain counsel of its own selection which shall be independent of the counsel of the Company.

           17.2 The reimbursement and indemnity obligations of the Company under this Section 17 and the payment obligations of the Company under Section 18 shall be in addition to any liability which the Company may otherwise have, and shall extend upon the same terms and conditions to the partners, officers, employees, agents, controlling persons and affiliated companies of the Advisor, including the Executive, and shall be binding upon any successors and assigns of the Company. The foregoing provision shall survive any termination or expiration of the authorization provided by this Agreement.

           18. Advance of Defense Expenses.

           In the event of any action, proceeding or claim against the Advisor or the Executive arising out of the Executive serving or having served in any capacity as an officer and/or director of the Company, which in the Executive's sole judgment requires her to retain counsel (such choice of counsel to be made in her sole and absolute discretion) or otherwise expend her personal funds for her defense in connection therewith, the Company shall be obligated to advance to the Executive (or pay directly to her counsel) counsel fees and other costs associated with the Executive's defense of such action, proceeding or claim; provided, however, that in such event the Executive shall first agree in writing, without posting bond or collateral, to repay all sums paid or advanced to her pursuant to this Section 18 in the event that the final disposition of such action, proceeding or claim is one for which the Executive would not be entitled to indemnification pursuant to the provisions of the laws of the State of Delaware or the Certificate of Incorporation or By-laws of the Company.

           19. Withholding.

           All payments required to be made by the Company hereunder to the Advisor shall be treated as payments to an independent contractor and shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. The Company shall not withhold any amounts with respect to the compensation payable to employees of the Advisor, including the Executive. The Advisor shall withhold and remit all taxes and other amounts relating to the compensation payable to employees of the Advisor, including the Executive, as are required pursuant to applicable law or regulation.

           20. Survivorship.

           The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

           21. Titles.

           Titles of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

                        *                    *                   *

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              THE COMPANY:

                              RAMSAY HEALTH CARE, INC.


                              By/s/ Remberto Cibran
                                    Remberto Cibran
                                    President




                              THE ADVISOR:

                              HEALTHLINK ENTERPRISES, INC.


                              By/s/ Carol C. Lang
                                    Carol C. Lang
                                      President



                              The undersigned hereby joins in this Agreement for purposes of guaranteeing the performance by the Advisor of its obligations hereunder. The undersigned also agrees that the provisions of Sections 6 through 9 of this Agreement shall apply to the undersigned, in her individual capacity, and to the Advisor.


                              /s/ Carol C. Lang
                                      Carol C. Lang